Exhibit 10.10



                               MDC PARTNERS INC.
                        STOCK APPRECIATION RIGHTS PLAN

1.        PURPOSE

          The Plan is intended to promote the interests of MDC Partners Inc. (the "Company") by providing an incentive to selected employees, officers, directors and service providers of the Company to remain in the service of the Company and to increase their interest in the success of the Company by providing them with opportunities to increase their proprietary interest in the Company and to receive compensation based upon the Company's success.

          The Plan was initially adopted and approved by the Compensation Committee of the Board (as defined below) and became effective as of January 1, 2003. The Plan was amended and restated on April 22, 2004.

 2.       DEFINITIONS

          (a)      "Award" means an award of a SAR granted under the Plan.

          (b) "Base Price" means the grant price of the SAR as determined by the Compensation Committee, which shall not be less than the closing price of the Class A Shares on the Toronto Stock Exchange on the trading day immediately preceding the date of grant.

          (c)      "Board" means the Board of Directors of the Company.

          (d) "Class A Shares" means the Class A Subordinate Voting Shares of the Company, or such other class or kind of share or other securities as may be applicable under Section 9.

          (e) "Class A Share Price" means the Fair Market Value of the Class A Shares on the date of exercise of a SAR.

          (f) "Compensation Committee" shall mean the Compensation Committee of the Board, or such other committee or subcommittee duly established by the Board and vested with authority with respect to the Plan, or, in the absence of such a Compensation Committee, the Board.

          (g) "Company" means MDC Partners Inc., a Canadian corporation, or any successor to substantially all its business.

          (h) "Disability" means the inability of a Participant who is an individual (or in the case of a Participant which is an entity other than an individual, the principal Person providing services on behalf of such entity to the Company), in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant's position or retainer with the Company because of the sickness or injury of the Participant.

          (i)      "Effective Date" shall mean January 1, 2003.

          (j) "Fair Market Value" of a Class A Share shall mean the weighted average trading price of Class A Shares on the Toronto Stock Exchange for the five trading days immediately preceding the date on which the fair market value is to be determined. In the event that the Class A Shares are not quoted on such system or traded in a similar market, Fair Market Value shall be determined by the Compensation Committee in good faith.

          (k) "Outstanding Issue" means the number of Class A Shares and Class B Shares of the Company that are outstanding immediately prior to the date in question, excluding shares issued pursuant to Share Compensation Arrangements over the preceding twelve (12) month period, and shall include any other class of participating shares of the Company outstanding on such date;

          (l) "Participant" means an employee, officer, director or service provider of the Company who has been granted an Award under the Plan.

          (m) "Person" means without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee executor, administrator, or other legal representative.

          (n) "Plan" means the Stock Appreciation Rights Plan set forth herein, as amended from time to time.

          (o) "SAR" means a stock appreciation right granted under the Plan.

          (p) "SAR Agreement" means an agreement between the Company and a Participant setting forth the terms and conditions of an Award.

          (q) "Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more potential Participants including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;

          (r) "Vesting Date" shall mean the date established by the Compensation Committee on which a SAR may vest.

3.        ADMINISTRATION

          (a) The Compensation Committee shall be responsible for administering the Plan.

          (b) The Compensation Committee shall have the authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements under the Plan and to make determinations pursuant to any Plan provision or SAR Agreement. Each interpretation, determination or other action made or taken by the Compensation Committee pursuant to the Plan shall be final and binding on all persons. No member of the Compensation Committee shall be liable for any action or determination made in good faith, and the members of the Compensation Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's articles and by-laws, as the same may be amended from time to time.

          (c) The Compensation Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Compensation Committee may not delegate its authority pursuant to Section 7 to amend the Plan.

  4.       ELIGIBILITY

          Awards may be granted to employees, officers, directors or service providers of the Company. The Compensation Committee shall have the authority to select the Participants to whom Awards may be granted and to determine the number and form of Awards to be granted to each Participant. The grant of an Award hereunder in any year to any Participant shall not entitle such Participant to a grant of an Award in any future year nor shall the failure to grant any employee, officer, director or service provider an Award preclude a grant in the future.

  5.        AWARDS UNDER THE PLAN

          (a) General. A SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount (the "SAR Amount") determined by multiplying:

                   (i) the difference obtained by subtracting the Base Price from the Fair Market Value of a Class A Share on the date of exercise of such SAR, by

                    (ii) the number of shares as to which such SAR will have been exercised.

                   Each grant of a SAR shall be evidenced by a SAR Agreement setting forth the relevant terms and conditions of such Award and which shall by its terms incorporate the Plan. By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable SAR Agreement.

          (b) Option to Settle the SAR Amount in Class A Shares. The Compensation Committee, in its sole discretion, may elect to satisfy the payment of a SAR Amount through the issuance of Class A Shares in lieu of the cash otherwise payable to satisfy such SAR Amount. The number of Class A Shares to be issued in satisfaction of any SAR Amount shall be determined by dividing the SAR Amount by the Class A Share Price, with any fractional amount being rounded up to the nearest whole share.

          (c) Limitation on Amount Payable. Notwithstanding subsection (a) above, the Compensation Committee may place a limitation on the amount payable upon exercise of a SAR. Any such limitation must be determined as of the date of grant and noted in the SAR Agreement.

          (d) Shares Subject to SAR. The number of Class A Shares to be subject to any SAR granted under the Plan shall be set forth in the SAR Agreement.

          (e) Term. SARs granted under the Plan will be exercisable as determined by the Compensation Committee but in no event after four (4) years from the date of grant.

          (f) Exercisability and Vesting. Each SAR shall vest and become exercisable with respect to one-third (1/3) of the Class A Shares relating thereto on the first anniversary of the date of grant of such SAR, and with an additional one-third (1/3) of the remaining Class A Shares relating thereto on the anniversary of each of the next two (2) years following such anniversary, unless earlier terminated in accordance with the terms and conditions of the Participant's SAR Agreement.

          (g) Acceleration of Vesting. The Compensation Committee shall have the authority to accelerate at any time the vesting and exercisability of any SAR granted under the Plan. Without limiting the generality of the foregoing, each SAR shall immediately become fully vested and exercisable upon the first to occur of the following events:

                   (i) the Participant's employment, service or office with the Company is terminated either by the Company without "cause" or by the Participant for "good reason" (such terms as defined in Participant's employment agreement with the Company); or

                    (ii) the Participant's employment or service with the Company is terminated by reason of such Participant's death, Disability or retirement (or in the case of a Participant which is an entity other than an individual, the death or Disability of the principal individual providing services on behalf of such entity to the Company).

          (h)      Termination of Employment.

                   (i) Unvested SARs. Upon termination of a Participant's employment, office or service with the Company for any reason, any outstanding SAR then held by such Participant which is not vested and exercisable as of the effective date of such termination of employment or service shall be immediately cancelled and forfeited without regard to any statutory or common law notice or severance to which a Participant may be entitled.

                   (ii) Vested SARs. Subject to the provisions of the immediately following sentence, upon termination of a Participant's employment, office or service with the Company for any reason, any outstanding SAR then held by such Participant which is vested and exercisable as of the effective date of such termination of employment, office or service shall be deemed to have been exercised by the Participant on the effective date of such termination of employment, office or service and payment with respect to such SAR shall be made by the Company in accordance with subparagraph (i) below. Notwithstanding the foregoing, if the Participant's termination of employment or service has occurred under circumstances resulting in the acceleration of the vesting and exercisability of such Participant's SARs, any SARs held by such Participant shall remain exercisable for a period of three months following the effective date of termination of such employment, office or service; provided, however, that no SAR may be exercised beyond the expiration date set forth in the SAR Agreement evidencing such SAR.

          (i) Method, Timing of Exercise. A Participant may exercise the vested and exercisable portion of a SAR at any time where such exercise is not prohibited by applicable securities laws, until the expiration of such SAR. All or any portion of such SAR may be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable SAR Agreement, shall specify the number of Class A Shares with respect to which the SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the SAR. No SAR may be exercised for less than 100 shares unless the total number of shares subject to such SAR is less than 100. Payment with respect to the exercise of a SAR (whether in cash or through the issuance of Class A Shares) shall be made by the Company within 30 business days following the exercise of the SAR.

          (j) Transferability and Assignability. The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.

          (k) No Right as a Shareholder. A Participant shall have no rights as a stockholder with respect to Class A Shares to which an Award relates.

          (l) Maximum Number of Shares Reserved. The number of Class A Shares reserved for issuance to any one person pursuant to either the grant of SARs under the Plan or the grant of options may not, in the aggregate, exceed 5% of the Outstanding Issue.

  6.      TAX WITHHOLDING

          The Board may adopt and apply rules that in its opinion will ensure that the Company will be able to comply with applicable provisions of any federal, provincial, state or local law relating to the withholding of tax, including on the amount, if any, included in income of a Participant. The Company may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Company will be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax or other required deductions, including on the amount, if any, which must be included in the income of a Participant. The Company shall, in this connection, have the right in its discretion to satisfy any such withholding tax liability by retaining or acquiring (or selling on the Participant's behalf) any Class A Shares which are or would otherwise be issued or provided to a Participant hereunder, or withholding any portion of any cash amount payable to a Participant hereunder or pursuant to any such sale on the Participant's behalf. The Company shall also have the right to withhold the delivery of any Class A Shares and any cash payment payable to a Participant hereunder unless and until such Participant pays to the Company a sum sufficient to indemnify the Company for any liability to withhold tax in respect of the amounts included in the income of such Participant as a result of the settlement of SARs under this Plan, to the extent that such tax is not otherwise being withheld from payments to such Participant by the Company.

  7.      PLAN AMENDMENT AND/OR TERMINATION

          The Compensation Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, subject to receipt of all necessary approvals. Notwithstanding the foregoing, a majority vote of the Compensation Committee shall be required to terminate or amend the Plan in a manner that may adversely affect the rights of Participants under this Plan.

  8.      ADJUSTMENT OF AND CHANGES IN SHARES

          In the event that the Compensation Committee shall determine that any amalgamation, arrangement, merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend, or other change in corporate structure has affected the Class A Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the Participants' rights under the Plan, the Compensation Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the Base Price of, outstanding Awards granted under the Plan, and in the value of, or number or class of shares subject to, other Awards granted or available to be granted under the Plan. The foregoing adjustments shall be determined by the Compensation Committee in its sole discretion.

  9.      NO RIGHT TO EMPLOYMENT, SERVICE OR OFFICE

          No person shall have any claim or right to receive grants or Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any employee, officer, director or service provider any right to be retained in the employ or service of the Company or any subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any subsidiary or other affiliate thereof to terminate the employment, office or service of such employee, officer, director or service provider at any time. Unless the Board determines otherwise, no notice of termination or payment in lieu thereof shall extend the period of employment, office or service of a Participant under this Plan.

  10.     GOVERNING LAW

          The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

  11.     EXPENSES AND RECEIPTS

          The expenses of the Plan shall be paid by the Company.

  12.     TERM OF THE PLAN

          Unless earlier terminated pursuant to Section 7, the Plan shall terminate on the tenth (10) anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

  13.     UNFUNDED STATUS OF AWARDS

          The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any SAR Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company in respect of cash payments owing to such Participant.

  14.     CLASS A SHARES SUBJECT TO THE PLAN

          The maximum number of Shares issuable from treasury under the Plan is 1,500,000 Shares.

  15.     SEVERABILITY

          If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.


                               MDC PARTNERS INC.
                      STOCK APPRECIATION RIGHTS AGREEMENT

                   STOCK APPRECIATION RIGHTS AGREEMENT (the "Agreement") by and between MDC Partners Inc. (the "Company") and [ ] (the "Participant"), dated as of [o] (the "Date of Grant").

1. Definitions. Capitalized terms which are not defined herein shall have the meaning set forth in the MDC Partners Inc. Stock Appreciation Rights Plan (the "Plan").

2. Number of Shares and Exercise Price. The Company hereby grants to the Participant an Award (the "Award"), subject to the terms and conditions set forth herein and in the Plan, of a SAR with _____ underlying Class A Shares pursuant to which the SAR payment will be calculated.

3.        Term; Vesting Status.

          (a) Term of Award. Unless the Award is earlier terminated pursuant to the Plan or this Agreement, the term of the Award shall commence on the Date of Grant and terminate no later than four (4) years after the Date of Grant.

          (b) Vesting. Unless otherwise provided in this Agreement, each SAR shall vest in accordance with the terms of the Plan, which currently is one-third (1/3) of the Class A Shares on each of the first three anniversaries of the date of grant of such SAR.

4.        Rights and Obligations Upon Termination of Employment, Office or
          Service.

          (a) The rights and obligations of the Participant upon termination of employment are governed by Sections 5(g) and
                   (h) of the Plan

          (b) Notwithstanding anything to the contrary in this Agreement, the Award shall terminate no later than the last date of the applicable term of the Award, as specified in Section 3.

5. Transferability of Award. The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.

6. Exercise of Award. The Award shall be exercised by a written notice delivered to the Secretary of the Company at the Company's principal executive offices in accordance with Section 7, specifying the portion of the Award to be exercised.

7. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party, by confirmed facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Participant:

          [INSERT]

          If to the Company:

                           MDC Partners Inc.
                           45 Hazelton Avenue
                           Toronto, Ontario M5R 2E3
                           Attn: Chief Financial Officer

          Either party may furnish to the other in writing a substitute address and phone and fax numbers for delivery of notice in accordance with this section. Notices and communications shall be effective when actually received by the addressee.

8. Incorporation of Plan; Acknowledgment. The Plan is hereby incorporated herein by reference and made a part hereof, and the Award and this Agreement are subject to all terms and conditions of the Plan. In the event of any inconsistency between the Plan and this Agreement, the provisions of the Plan shall govern. By signing this Agreement, the Participant acknowledges having received and read a copy of the Plan.

9. Adjustment of Award. If, prior to the Participant's exercise in full of the Award or the termination of the Award in accordance with its terms, there shall occur a change in corporate structure affecting the Class A Shares, the terms and conditions of the Award may be adjusted in accordance with the provisions of the Plan.

10. Governing Law. This Agreement shall be governed by and construed according to the laws of the Province of Ontario and the federal laws of Canada applicable herein.

11. Amendment and Termination The Compensation Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part Notwithstanding the foregoing, a majority vote of the Compensation Committee shall be required to terminate or amend the Plan in a manner that may adversely affect the rights of Participants under this Plan.

12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth first above.


                                  _______________________________________
                                  By:
                                  Title:


                                  ___________________________________________
                                  [Insert Participant]